                                                                    Exhibit 4.35

                                 LEASE CONTRACT

Lessor                   :   Beijing Qingyun  International  Research and
                             Development Center (Party A)
                             (Chinese Name of Lessor)

Address                  :   No. 43, North 3/rd/ Ring Road, Haidian District,
                             Beijing

Legal Representative     :   Deng Zhong               Authorized Representative:

Postal Code              :   100086

Lessee                   :   NetEase Information Technology (Beijing) Co., Ltd.
                             (Party B)

Address                  :   No. 5, Xiyuancaochang, Haidian District, Beijing

Legal Representative     :   Ted Sun                  Authorized Representative:

Postal Code              :   100080

     In order to define the respective rights and obligations of Party A and Party B, the Parties, after consultation, unanimously agreed to enter into this Lease Contract on November 25, 2003 in relation to the lease of the floor area of Beijing Qingyun International Research and Development Center (See Attachment 1 -Layout Plan of the premises) in accordance with the Contract Law of the PRC and relevant requirements.

    I.  Name, Area, Rental and Property Management Fee of the Premises

1.   Party B has agreed to lease from Party A the office building as follows:

     Room _____, Second Floor, Block  B , Beijing Qingyun International Research
                 ------              ---
     and Development Center Area of the premises (in GFA):   556   square meters
                                                           -------
     Monthly rental per square meter:  2.3 day/m/2/ (in GFA and including the
                                     --------------
     property management fee of RMB0.4/m/2/)
     Total annual rental of the premises: RMB468,040.8/year (including property
                                          -----------------
     management fee)

2. The premises shall be used by Party B for office purposes. Unless with written consent of Party A, Party B shall not change the use of the premises.

                              II. Term of the Lease

1.   The term of the Lease shall be for two years, commencing from December 25,
                                        ---                        ------------
2003 to December 24, 2005.
----    -----------------

     The rent-free period shall be for one month, commencing from December 25, 2003 to January 19, 2004. During the rent-free period, the rent will be excluded except for the property management fee totaling RMB6,783.2, which shall be paid after the official execution of the Lease Contract.

                              III. Security Deposit

1. After the execution of the Lease Contract, Party B shall pay to Party A a security deposit equivalent to three month's rents of RMB117,010.2 and property
                                                         ---------
management fee, as well as the property management fee and rent, amounting to a sum of RMB234,020.4.
          ---------

2. Subject to the full performance by Party B of all the terms and conditions hereof, Party A shall refund the security deposit to Party B without interest upon expiry of the Lease Contract and after the surrender of the premise by Party B with no damages being found in the inspection and acceptance thereof.

                                 IV. Other Fees

1.   Party B shall pay other fees as required, including:

     i. Party B shall pay the related fees such as fees for water and electricity supply, heating, telephone and internet on schedule and in accordance with the requirements of Party A.

     ii. Any other fees to be borne by Party B (See Attachments).

2. In the event of any change on fees by the State, Party A may make an adjustment to the rates pursuant to the national policies.

                              V. Method of Payment

1.   Rent and Property Management Fee

     Party B shall for the first time pay to Party A an amount equivalent to three months' rents, and the property management fee, totaling RMBOne Hundred
                                                                  -----------
and Seventeen Thousand Ten Dollars and Two Cents (Yen 117010.2) on the first day
------------------------------------------------      --------
of the lease term. The second rental payment, including the rent for next quarter and the property management fee, shall be made within three days of the expiration of the 3-month period.

2.   Other fees

     Party B shall, within three days of the receipt of the "Demand Note for Fee Payment" from the Lessor, settle in full all other fees incurred in the previous month.

3. Party B shall pay the rent, property management fee, security deposit and other fees in United States Dollars or Renminbi. Such payment shall be calculated at an exchange rate as published by the People's Bank of China on the date when conversion takes place if it is made in United States Dollars.

4. During the term of the Lease Contract, Party B shall credit to the account designated by Party A the rent and other fees, the payment of which will be deemed as valid, unless otherwise received any written notice from Party A.

                 VI. Extension and Renewal of the Lease Contract

1. The Parties shall renew the Lease Contract within sixty days prior to expiry of the lease term as stipulated herein if they wish to extend the lease term. Party B shall be granted the priority right to rent the premises on the same conditions offered provided that the terms hereof are guaranteed to be strictly performed with no violation.

               VII. Rights and Obligations of Party A and Party B

1.   Rights and obligations of Party A

     i. Party A shall hand over the premises to Party B on schedule and in accordance with the requirement of the Lease Contract.

     ii. Party A shall guarantee to provide Party B with the copies of certification in connection with the premises subject to the laws of the PRC and the relevant requirements of Beijing Municipality.

     iii. Party A shall guarantee that the building is in good condition. Party A shall be under an obligation to carry out inspection, repair and maintenance regularly. In the event of any interruption in the supply of utilities of the building due to major incidents or any factors beyond human control, Party A shall work with relevant departments to carry out the repair and maintenance as soon as possible, and Party B shall by no means refuse to pay, or delay in payment of, the rent and other fees under the pretext of such interruption.

     iv.  Party A shall be responsible for the hygiene of public area.

     v. Party A shall have the rights and obligations to assist Party B in dealing with matters relating to property management.

     vi. Party A may use the public utilities of the building, such as access to the supply of water, electricity and gas, as well as communication. Party A shall have the right to send personnel to the premises leased by Party B to perform any inspection, repair and maintenance work, provided that a prior notice is given to Party B. However, this provision is not applicable in emergency situation.

     vii. Party A shall have the right to bring along with it other potential tenants to the premises leased by Party B for inspection within three months prior to expiry hereof, provided that a written notice is served to Party B one
(1) day prior to the inspection.

2.   Rights and Obligations of Party B

     i. Party B shall pay the rent, management fee, expenses for power supply and communication of the premises, and all other professional service fees paid on its behalf in a timely manner.

     ii. Party B shall keep the premises clean and tidy, including but not limited to surface ground, whitewash, walls, floor slabs, ceilings and all the fixtures and fittings such as doors and windows, electricity wires, electric appliances and equipment. In the event that damages are done to the premises and the public areas thereof are damaged by the employees or clients of the Lessee, the expenses in connection with the repair work of Party A shall be fully borne by Party B.

     iii. Party B shall guarantee that no insurance for the building will become invalid nor the insurance premium will be increased due to any pretext or misconduct of any party. If Party A has to take out a new insurance as a result of the breach by Party B of this clause, the additional premium paid by Party A and other expenses in relation thereto shall be reimbursed by Party B to Party A.

     iv. Party B shall not transfer, sublease or otherwise assign or occupy jointly with others any part of the premises.

     v. In addition to the insurance of the building maintained by Party A, Party B may take out by itself any insurance for its own safety.

     vi. Party B shall fully observe and perform the Client's Handbook, Guidelines and Rules for Renovation, and all applicable rules and regulations. Party B shall conduct its business activities in the premises in compliance with the laws, regulations and all the policies of the PRC and Beijing Municipality. Party B shall be liable for compensation for any accidental loss suffered by Party A due to its fault.

     vii. Party B shall promptly inform Party A or the management company of the building of any loss or incidents in relation to the premises leased by it. Party B shall also be required to take preventive measures that are necessary for precluding the premises from natural disasters or human-related destruction. In the event of any damages to the premises resulting from the negligence or default of Party B, Party B shall, within one month of the receipt of the written notice from Party A or the management company of the building, restore the premises to its original condition. If Party B fail to restore the premises on time, Party A and the management company shall have the right to perform the restoration work with all cost arising therefrom borne by Party B.

     viii. Unless with the written consent of Party A, Party B shall not have the words Beijing International Qingyun Research and Development Center or similar wordings or symbols or logos included in its business name.

                       VIII. Redevelopment of the Premises

         Without the prior written consent of Party A, Party B shall not carry out any redevelopment or renovation plan for or make an addition to the premises.

                               IX. Loss and Damage

1. Party B shall be liable for any of its properties, and shall be solely liable for any physical injury or loss of property caused by fire, explosion, steam, water and power supply, any leakage of water, gas and electricity, and moisture found on the roof of the building, surface ground, underground, various pipelines and facilities of the building and any other places due to Party B's fault, or any accident due to any other reasons in the case that its property is taken care of by the personnel of Party A as authorized by Party B or other parties on its behalf.

2. If a fire or other incident occurs in the building or the premises leased by Party B or any defect does exist in the premises leased by Party B and any fixtures and fittings or equipment attached thereto, Party B shall notify Party A at once to deal with it promptly.

3. Party B shall compensate or indemnify Party A in full for any loss, penalty or other economic loss suffered by and imposed on Party A due to the non-performance or breach by Party B of any terms and conditions hereof within five day after invoices are issued by Party A.

                      X. Breach of Contract and Liabilities

1. Party A shall be deemed as breach of contract if it fails to hand over to Party B the premises and related equipment on time after the execution of the Lease Contract by the Parties and the full settlement by Party B of all the security deposit and first payment of rent. Party B shall have the right to demand Party A to refund the rent in respect of the period for such delay.

2. Party B shall be deemed as breach of contract if it fails to pay the rent, security deposit and other costs in a timely manner pursuant to the Lease Contract and its supplemental clauses and payment list. A liquidate damage will be charged at a rate of 0.3% for each day of delay.

3. In the event of the failure on the part of Party B to pay rent or disbursement for more than 15 days, Party A shall be entitled to rescind the Lease Contract and hold Party B liable for the breach of contract with all losses solely borne by Party B.

4. If Party B fails to pay various expenses of the month when they incurred on time for more than a week, Party A shall have the right to suspend the services of communication, power and water supply provided to Party B.

5. Upon receipt from Party A of a demand note requesting Party B to pay the telephone fee of the month when it incurred, Party A shall provide Party B with a breakdown of the telephone fees issued by the telephone bureau in question and any expenses relating to the enquiry thereof shall be borne by Party B.

6. When Party B is materially in violation of the terms of the Lease Contract and its attachments or the supplemental agreement signed by it, Party A shall be entitled to terminate the Lease Contract and lease out the premises to others. Party A shall also have the right to deduct all or part of the security deposit given by Party B as the compensation for any loss arising from such breach. If the amount of the security deposit is not sufficient to cover the compensation, Party A shall have the right to demand any shortfall of such compensation from Party B.

7. Party B shall be deemed as breach of contract if it terminates the lease by surrendering the premises to Party A prior to expiry of the Lease Contract due to its own cause, Party A shall have the right to withhold the security deposit equivalent to three months' rents paid by Party B as default penalty.

8. Party A shall be entitled to make claims against Party B for any breach of contract resulting from the non-performance or violation by Party B of its obligations stipulated in the other terms of the Lease Contract and the internal management rules and regulations of the building until the termination hereof.

                           XI. Termination of Contract

1. If the premises is seriously destroyed by fire or otherwise, which makes it impossible to be restored or causes Party A to decide to demolish the building, Party A may promptly notify Party B in writing of such incident after it takes place and the Lease Contract shall immediately be terminated upon receipt of such notice. None of the Parties shall accordingly be liable for the liabilities for breach of contract. No rent will be charged in respect of the premises from the date on which it is destroyed.

2. In the event that the building has to be demolished because it cannot be used anymore due to force majeure or is requisitioned by the State, Party A shall refund the security deposit (excluding interest) to Party B and the Lease Contract will be terminated automatically. Either Party hereto shall not hold the other Party liable for such termination nor make compensation in respect thereof.

                                   XII. Waiver

     Acceptance by Party A of any rent from Party B who is in default shall not be constituted as a waiver of its right to such breach. No waiver of its rights stipulated by the provisions hereof shall be made except by a written agreement signed by Party A. Failure on the part of Party B to pay the rent or other expenses in full shall not be constituted as Party A's acceptance of such amount from the Lessee and this shall not affect Party A's right to demand for the payment of any rent or expense in arrear from Party B and to take any other measures as required by the Lease Contract or laws.


                                  XIII. Notice

     All notices shall be made in writing. All notes, declarations or lease notices shall be given to the Lessee of the building or sent to its last known address in Beijing and shall be deemed to have been duly served if they are sent by registered mail. Any bills, payment slips or receipts may also be given or received by the financial personnel designated by the finance department of the Parties.


                             XIV. Dispute Resolution

     This Lease Contract shall be prepared and construed by the laws of the People's Republic of China. In the case of any disputes between Party A and Party B in connection herewith that cannot be resolved by mutual consultation, either Party may institute a legal action in respect thereof in any competent People's court with jurisdiction.


                              XV. Business License

     Party B must possess a business license signed by the PRC government upon the execution of this Lease Contract and shall sent a copy thereof to Party A for recordation. If Party B authorizes its representative to execute this Lease Contract, Party B shall sign a letter of authorization in respect thereof and send a copy thereof to Party A as an attachment to this Lease Contract.


                        XVI. Disposal of Security Deposit

     1. The security deposit shall be refunded without interest within ten days after the expiration hereof. If, upon expiry of the Lease Contract, Party B does cause damages to the property of Party A or other expenses have not been fully settled, Party A shall be entitled to deduct any amount from the security deposit and returned the remainder to Party B.

     2. If Party B delays in the payment of any rent for more than one month during the term of the lease, Party A shall have the right to set off part of the security deposit against the one-month rent and shall notify Party B in this manner to pay the full amount of rent as soon as possible. In the case of default payment of rent for two months,

Party A shall be entitled to terminate this Lease Contract and to demand Party B to make compensation for any loss suffered by it.


                        XVII. Confidentiality of Contract

     Party A and Party B shall be under an obligation to keep all the terms hereof in confidence. Without the written consent of Party A and Party B, none of them shall divulge the details of this Lease Contract to any third party. Any loss caused by the disclosure of any information herein to a third party due to the fault of a Party shall be fully borne by the defaulting party and the Party suffering from losses thereby may reserve the right to demand for compensation from the defaulting party.

Attachment to this Lease Contract: (attached hereto)

Any matter which is not covered hereby shall be negotiated separately by the Parties, and a supplemental agreement shall be signed in respect thereof. The supplemental agreement and this Lease Contract shall have the same legal effect.


                      XVIII. Effectiveness of the Contract

     1. This Lease Contract shall become effective after it is signed by the legal representative or attorney of the Parties.

     2. No amendment and modification of this Lease Contract shall become effective except by a written confirmation signed by the Parties.

     3. This Lease Contract is executed in two counterparts. Party A and Party B shall each keep a copy, all of which shall have the same legal effect.

Party A (Seal):                           Party B (Seal):

Legal Representative (Signature):         Legal Representative (Signature):
                                          (Signed)

Authorized Representative (Signature):    Authorized Representative (Signature):
(Signed)

Dated November 25, 2003                   Dated November 25, 2003
      -----------------                         -----------------

                                  [LAYOUT PLAN]

Attachment 2

                             Supplemental Agreement

Party A:

Party B:

     1. Party A shall be liable for breach of contract if the premise is not in good condition due to its fault.

     2. Due to the needs of the business operation of Party B, the term of the Lease Contract will be extended for six months, commencing from December 24, 2005 to May 31, 2006. During the extension period, all leasing terms and conditions shall be implemented in compliance with the Lease Contract.

Party A (Seal):                           Party B (Seal):

Legal Representative (Signature):         Legal Representative (Signature):
                                          (Signed)

Authorized Representative (Signature):    Authorized Representative (Signature):
(Signed)

Dated November 25, 2003                   Dated November 25, 2003
      -----------------                         -----------------

                           Qingyun International Research and Development Center
--------------------------------------------------------------------------------

                               List of Charges of
          Beijing Qingyun International Research and Development Center

----------------------------------------------------------------------------------------------
              Rent                                  RMB3/day/m/2/     Payment shall include
                                                                      the security deposit
                                                                      equivalent to 3-month's
                                                                      rents, and 3-months'
                                                                      rents payable on
Fees payable                                                          quarterly basis
for the
             ---------------------------------------------------------------------------------
Premises      Management Fee                        RMB0.4/day/m/2/   Payment shall include
                                                                      the security deposit
                                                                      equivalent to 3-month's
                                                                      rents, and 3-months'
                                                                      rents payable on
                                                                      quarterly basis
----------------------------------------------------------------------------------------------
              1. Deposit for Renovation             RMB15/m/2/        Refundable (upon
                                                                      presentation of receipt
                                                                      and without interest)
             ---------------------------------------------------------------------------------
              2. Fee for Approval of Renovation     RMB2/m/2/
              Drawing Plan
             ---------------------------------------------------------------------------------
              3. Wall Demolition Cost               RMB2/m/2/
             ---------------------------------------------------------------------------------
              4. Management Fee During Renovation   RMB20/m/2/(GFA)
              Period
             ---------------------------------------------------------------------------------
              5. Management Fee for Overtime Work   RMB120/overtime
                                                    period
             ---------------------------------------------------------------------------------
              6. Rubbish Disposal Cost in relation  RMB5/m/2/(GFA)
              to Renovation
             ---------------------------------------------------------------------------------
              7. Worker Permit                      Deposit:          Refundable (upon
Fees payable                                        RMB35/person      presentation of receipt
during                                                                and without interest)
                                                   -------------------------------------------
Renovation                                          Cost:
                                                    RMB15/person
             ---------------------------------------------------------------------------------
              8. Lorry Parking Permit               Deposit:          Refundable (upon
                                                    RMB125/permit     presentation of receipt
                                                                      and without interest)
                                                   -------------------------------------------
                                                    Cost:
                                                    RMB25/permit
             ---------------------------------------------------------------------------------
              9. Water Supply on Temporary          RMB4.58/m/3/      Payable after the
              Basis                                                   completion of
                                                                      construction
             ---------------------------------------------------------------------------------
              10. Power Supply on Temporary         RMB1.2/unit       Payable after the
              Basis                                                   completion of
                                                                      construction
             ---------------------------------------------------------------------------------
              11. Installation Cost for
              Air-conditioners and Pipelines
             ---------------------------------------------------------------------------------
              12. Water Discharge Expenses of       RMB1,500          Payable in a lump sum
              Air-conditioners
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
              13. Water Discharge Expense for       RMB500            Payable in a lump sum
              Fire Prevention
             ---------------------------------------------------------------------------------
              14. Relocation of Smoke Detectors     RMB200/unit
             ---------------------------------------------------------------------------------
              15. Additional Smoke Detectors        RMB1,500/unit
             ---------------------------------------------------------------------------------
              16. Additional Sprinklers             RMB200/unit
----------------------------------------------------------------------------------------------
              1. Leasing of Telephone Lines         Deposit:          Refundable upon expiry
                                                    RMB1,000/line
                                                  --------------------------------------------
                                                    Maintenance Cost
                                                    of Telephone Line:
Fees for                                            RMB50/month/line
             ---------------------------------------------------------------------------------
Telephone     2. Purchase of Telephone Lines        Only leasing is
Facilities                                          available
             ---------------------------------------------------------------------------------
              3. Relocation of Machines             Line Cost:        Cost for relocation of
                                                    RMB500/line (in   machine shall be
                                                    a lump sum)       charged in accordance
                                                                      with the requirement
                                                                      of telecommunication
                                                                      department
----------------------------------------------------------------------------------------------
              1. Fee for Power Supply               RMB0.88/unit      To be measured by meter
                                                                      for each household
             ---------------------------------------------------------------------------------
              2. Fee for Water Supply               RMB4.58/m/3/      Included in the
                                                                      property management fee
             ---------------------------------------------------------------------------------
              3. Fee for Gas Supply                 ---------------   -----------------
             ---------------------------------------------------------------------------------
              4. Fee for Air-conditioning (service  RMB8/month/m/2/   Exempted
                                                   -------------------------------------------
Other Fees    available in summer only)             RMB2,100/month    Fee for air-
                                                                      conditioning in summer
                                                                      shall be shared on the
                                                                      basis of the fee for
                                                                      power supply of each
                                                                      floor
             ---------------------------------------------------------------------------------
              5. Fee for Heating                    To be charged in accordance with the
                                                    Basis of Business Charges of Beijing
                                                    Municipal Government Department
----------------------------------------------------------------------------------------------
              Parking Space on Surface Ground       RMB350/parking space
              Rented for Fixed Period
             ---------------------------------------------------------------------------------
Parking Fee   Parking Space on Surface Ground       RMB1/hour (To be  RMB3/hour (Two hours
              for Outsiders                         confirmed)        or more) (To be
                                                                      confirmed)
----------------------------------------------------------------------------------------------

Address: No. 43, North 3/rd/ Ring Road, Haidian District, Beijing, the PRC
Telephone No.: 8610-8213 4044         Fax: 8610-8213 4276
Postal Code: 100086